Amendment No. 1 to Administrative Services Agreement

between

Pacific Life Insurance Company

Pacific Life & Annuity Company

and

The Dreyfus Corporation

Pacific Life Insurance Company, Pacific Life & Annuity Company, and The Dreyfus Corporation, have previously entered into an Administrative Services Agreement dated January 1, 2013 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Section 17 of the Agreement is deleted and replaced in its entirety with new Section 17 set forth below:

“The provisions of this Agreement and its accompanying Schedule and Exhibit are applicable only to MBSC dealer codes 007382 and 007467 and do not apply to any other relationship by and between the parties. Any addition, deletion or modification of a dealer code may only be made pursuant to a written instrument signed by each party. Insurance Company is solely responsible for coding the correct dealer and/or branch code on each Master Account.”

2.	The changes set forth herein shall be effective as of June 1, 2014.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of May 1, 2014.

PACIFIC LIFE INSURANCE COMPANY
By: /s/ Jose T. Miscolta
Name: Jose T. Miscolta
Its: Assistance Vice President
Attest: /s/ Brandon J. Cage
Name: Brandon J. Cage, Assistant Secretary
PACIFIC LIFE & ANNUITY COMPANY
By: /s/ Jose T. Miscolta
Name: Jose T. Miscolta
Its: Assistant Vice President
Attest: /s/ Brandon J. Cage
Name: Brandon J. Cage, Assistant Secretary
THE DREYFUS CORPORATION
By: /s/ Gary R. Pierce
Name: Gary R. Pierce
Its: Controller

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